Exhibit 10.2

SETTLEMENT AGREEMENT AND RELEASE, DATED SEPTEMBER 15, 2003, BY AND

BETWEEN DANIEL JOCHNOWITZ AND ZILOG, INC.

[The Remainder of the Agreement is Redacted Pursuant to a Confidential Treatment Request]